Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2022

50th W. P. CAREY Anniversary

50 Years of Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
WLT	Watermark Lodging Trust, Inc.
Managed Programs	CPA:18 – Global (prior to the CPA:18 Merger on August 1, 2022) and CESH
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
ASC	Accounting Standards Codification
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
LIBOR	London Interbank Offered Rate
CPA:18 Merger	Our merger with CPA:18 – Global, which was completed on August 1, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2022

W. P. Carey Inc.
Overview – Fourth Quarter 2022

Summary Metrics
As of or for the three months ended December 31, 2022.

Financial Results
	Real Estate Segment
		Total (a)
Revenues, including reimbursable costs – consolidated ($000s)	$402,142	$402,629
Net income (loss) attributable to W. P. Carey ($000s)	210,142	209,538
Net income attributable to W. P. Carey per diluted share	1.00	1.00
Normalized pro rata cash NOI from real estate ($000s) (b) (c)	346,170	346,170
Adjusted EBITDA ($000s) (b) (c)	341,122	341,523
AFFO attributable to W. P. Carey ($000s) (b) (c)	269,955	269,676
AFFO attributable to W. P. Carey per diluted share (b) (c)	1.29	1.29

Dividends declared per share – current quarter		1.065
Dividends declared per share – current quarter annualized		4.260
Dividend yield – annualized, based on quarter end share price of $78.15		5.5%
Dividend payout ratio – for the full year ended December 31, 2022 (d)		80.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $78.15 ($000s)		$16,460,027
Pro rata net debt ($000s) (e)		7,853,988
Enterprise value ($000s)		24,314,015

Total consolidated debt ($000s)		7,877,748
Gross assets ($000s) (f)		19,802,421
Liquidity ($000s) (g)		2,221,039

Pro rata net debt to enterprise value (c)		32.3%
Pro rata net debt to adjusted EBITDA (annualized) (b) (c)		5.7x
Total consolidated debt to gross assets		39.8%
Total consolidated secured debt to gross assets		5.7%
Cash interest expense coverage ratio (b)		6.3x

Weighted-average interest rate (c)		3.0%
Weighted-average debt maturity (years) (c)		4.4

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating (h)		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (i)		$1,381,899
ABR – unencumbered portfolio (% / $000s) (i) (j)	89.0% /	$1,229,396
Number of net-leased properties		1,449
Number of operating properties (k)		87
Number of tenants – net-leased properties		392

ABR from top ten tenants as a % of total ABR – net-leased properties		18.1%
ABR from investment grade tenants as a % of total ABR – net-leased properties (l)		31.9%
Contractual same store growth (m)		3.4%

Net-leased properties – square footage (millions)		176.0

Occupancy – net-leased properties		98.8%
Weighted-average lease term (years)		10.8

Investment volume – current quarter ($000s)		$158,520
Dispositions – current quarter ($000s)		67,632

Maximum commitment for capital investments and commitments expected to be completed during 2023 ($000s)		87,660
Construction loan funding expected to be completed during 2023 ($000s)		68,719
Total capital investments, commitments and construction loan funding expected to be completed during 2023 ($000s)		156,379
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2022

(a)Includes immaterial amounts from our Investment Management segment.
(b)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(e)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(f)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1,061.2 million and above-market rent intangible assets of $507.4 million.
(g)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our equity forward sale agreements.
(h)In January 2023, Standard & Poor’s Ratings Services upgraded our issuer credit rating and issue-level rating on our unsecured notes from BBB with a positive outlook, to BBB+ with a stable outlook.
(i)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(j)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(k)Comprised of 84 self-storage properties, two student housing properties and one hotel.
(l)Percentage of portfolio is based on ABR, as of December 31, 2022. Includes tenants or guarantors with investment grade ratings (24.5%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(m)See the Same Store Analysis section for a description of contractual same store growth.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2022

Components of Net Asset Value (a)
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Dec. 31, 2022	Annualized
Normalized pro rata cash NOI (b) (c)	$346,170	$1,384,680
Components of normalized pro rata cash NOI:
Net lease normalized pro rata cash NOI	328,938	1,315,752
Self-storage and other operating properties normalized pro rata cash NOI (d)	17,232	68,928

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2022
Assets
Book value of real estate excluded from normalized pro rata cash NOI (e)		$192,878
Cash and cash equivalents		167,996
Las Vegas retail complex construction loan (f)		196,352
Other secured loans receivable, net		39,250
Due from affiliates		919
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$404,921
Straight-line rent adjustments		292,336
Deferred charges		59,581
Non-rent tenant and other receivables		58,958
Office lease right-of-use assets, net		56,674
Restricted cash, including escrow		56,145
Taxes receivable		43,020
Securities and derivatives		41,017
Deferred income taxes		20,451
Leasehold improvements, furniture and fixtures		14,564
Prepaid expenses		12,708
Rent receivables (g)		3,423
Other		15,510
Total other assets, net		$1,079,308

Liabilities
Total pro rata debt outstanding (c) (h)		$8,021,984
Dividends payable		228,257
Deferred income taxes		178,959
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$173,110
Operating lease liabilities		146,302
Prepaid and deferred rents		136,742
Tenant security deposits		62,616
Accrued taxes payable		46,211
Other		58,862
Total accounts payable, accrued expenses and other liabilities		$623,843
________
(a)This schedule excludes $0.4 million of Adjusted EBITDA attributable to our Investment Management segment for the three months ended December 31, 2022, primarily generated from asset management fees.
(b)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Other operating properties include two student housing properties and one hotel.
(e)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(f)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(g)Comprised of rent receivables that were substantially collected as of the date of this report.
(h)Excludes unamortized discount, net totaling $35.8 million and unamortized deferred financing costs totaling $26.0 million as of December 31, 2022.

Investing for the long runTM | 3

W. P. Carey Inc.
Financial Results
Fourth Quarter 2022

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Revenues
Real Estate:
Lease revenues	$347,636	$331,902	$314,354	$307,725	$305,093
Income from direct financing leases and loans receivable	17,472	20,637	17,778	18,379	15,637
Operating property revenues	28,951	21,350	5,064	3,865	4,004
Other lease-related income (a)	8,083	8,192	2,591	14,122	45,590
	402,142	382,081	339,787	344,091	370,324
Investment Management:
Asset management and other revenue	383	1,197	3,467	3,420	3,571
Reimbursable costs from affiliates	104	344	1,143	927	985
	487	1,541	4,610	4,347	4,556
	402,629	383,622	344,397	348,438	374,880
Operating Expenses
Depreciation and amortization	140,749	132,181	115,080	115,393	135,662
General and administrative	22,728	22,299	20,841	23,084	19,591
Reimbursable tenant costs	21,084	18,874	16,704	16,960	16,475
Property expenses, excluding reimbursable tenant costs	13,879	11,244	11,851	13,779	11,466
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
Operating property expenses	11,719	9,357	3,191	2,787	2,887
Stock-based compensation expense	9,739	5,511	9,758	7,833	6,091
Merger and other expenses (c)	2,058	17,667	1,984	(2,322)	(563)
Reimbursable costs from affiliates	104	344	1,143	927	985
Impairment charges — Investment Management goodwill (b)	—	29,334	—	—	—
	234,794	246,811	186,758	198,620	200,539
Other Income and Expenses
Other gains and (losses) (e)	97,059	(15,020)	(21,746)	35,745	(28,461)
Interest expense	(67,668)	(59,022)	(46,417)	(46,053)	(47,208)
Non-operating income (g)	6,526	9,263	5,974	8,546	3,156
Earnings (losses) from equity method investments (f)	6,032	11,304	7,401	4,772	(6,675)
Gain (loss) on sale of real estate, net	5,845	(4,736)	31,119	11,248	9,511
Gain on change in control of interests (d)	—	33,931	—	—	—
	47,794	(24,280)	(23,669)	14,258	(69,677)
Income before income taxes	215,629	112,531	133,970	164,076	104,664
Provision for income taxes	(6,126)	(8,263)	(6,252)	(7,083)	(5,052)
Net Income	209,503	104,268	127,718	156,993	99,612
Net loss (income) attributable to noncontrolling interests	35	660	(40)	2	(50)
Net Income Attributable to W. P. Carey	$209,538	$104,928	$127,678	$156,995	$99,562

Basic Earnings Per Share	$1.00	$0.52	$0.66	$0.82	$0.53
Diluted Earnings Per Share	$1.00	$0.51	$0.66	$0.82	$0.53
Weighted-Average Shares Outstanding
Basic	209,281,888	203,093,553	194,019,451	191,911,414	187,630,036
Diluted	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117

Dividends Declared Per Share	$1.065	$1.061	$1.059	$1.057	$1.055
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(d)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(e)Amount for the three months ended December 31, 2022 is primarily comprised of net gains on foreign currency exchange rate movements of $57.9 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

(f)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(g)Amount for the three months ended December 31, 2022 is comprised of realized gains on foreign currency exchange derivatives of $6.1 million and interest income on deposits of $0.4 million.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Revenues
Lease revenues	$347,636	$331,902	$314,354	$307,725	$305,093
Income from direct financing leases and loans receivable	17,472	20,637	17,778	18,379	15,637
Operating property revenues	28,951	21,350	5,064	3,865	4,004
Other lease-related income (a)	8,083	8,192	2,591	14,122	45,590
	402,142	382,081	339,787	344,091	370,324
Operating Expenses
Depreciation and amortization	140,749	132,181	115,080	115,393	135,662
General and administrative	22,728	22,299	20,841	23,084	19,591
Reimbursable tenant costs	21,084	18,874	16,704	16,960	16,475
Property expenses, excluding reimbursable tenant costs	13,879	11,244	11,851	13,779	11,466
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
Operating property expenses	11,719	9,357	3,191	2,787	2,887
Stock-based compensation expense	9,739	5,511	9,758	7,833	6,091
Merger and other expenses (b)	2,058	17,667	1,984	(2,325)	(599)
	234,690	217,133	185,615	197,690	199,518
Other Income and Expenses
Other gains and (losses) (c)	96,846	(13,960)	(20,155)	34,418	(27,131)
Interest expense	(67,668)	(59,022)	(46,417)	(46,053)	(47,208)
Non-operating income	6,508	9,264	5,975	8,542	3,158
Earnings (losses) from equity method investments in real estate (e)	6,032	6,447	4,529	(787)	(9,121)
Gain (loss) on sale of real estate, net	5,845	(4,736)	31,119	11,248	9,511
Gain on change in control of interests (d)	—	11,405	—	—	—
	47,563	(50,602)	(24,949)	7,368	(70,791)
Income before income taxes	215,015	114,346	129,223	153,769	100,015
Provision for income taxes	(4,908)	(3,631)	(5,955)	(6,913)	(5,331)
Net Income from Real Estate	210,107	110,715	123,268	146,856	94,684
Net loss (income) attributable to noncontrolling interests	35	660	(40)	2	(50)
Net Income from Real Estate Attributable to W. P. Carey	$210,142	$111,375	$123,228	$146,858	$94,634

Basic Earnings Per Share	$1.00	$0.55	$0.64	$0.77	$0.50
Diluted Earnings Per Share	$1.00	$0.54	$0.64	$0.77	$0.50
Weighted-Average Shares Outstanding
Basic	209,281,888	203,093,553	194,019,451	191,911,414	187,630,036
Diluted	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Amount for the three months ended December 31, 2022 is primarily comprised of net gains on foreign currency exchange rate movements of $57.5 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(e)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Revenues
Asset management and other revenue	$383	$1,197	$3,467	$3,420	$3,571
Reimbursable costs from affiliates	104	344	1,143	927	985
	487	1,541	4,610	4,347	4,556
Operating Expenses
Reimbursable costs from affiliates	104	344	1,143	927	985
Impairment charges — Investment Management goodwill (a)	—	29,334	—	—	—
Merger and other expenses	—	—	—	3	36
	104	29,678	1,143	930	1,021
Other Income and Expenses
Other gains and (losses)	213	(1,060)	(1,591)	1,327	(1,330)
Non-operating income (loss)	18	(1)	(1)	4	(2)
Gain on change in control of interests (b)	—	22,526	—	—	—
Earnings from equity method investments in the Managed Programs	—	4,857	2,872	5,559	2,446
	231	26,322	1,280	6,890	1,114
Income (loss) before income taxes	614	(1,815)	4,747	10,307	4,649
(Provision for) benefit from income taxes	(1,218)	(4,632)	(297)	(170)	279
Net (Loss) Income from Investment Management Attributable to W. P. Carey	$(604)	$(6,447)	$4,450	$10,137	$4,928

Basic (Loss) Earnings Per Share	$0.00	$(0.03)	$0.02	$0.05	$0.03
Diluted (Loss) Earnings Per Share	$0.00	$(0.03)	$0.02	$0.05	$0.03
Weighted-Average Shares Outstanding
Basic	209,281,888	203,093,553	194,019,451	191,911,414	187,630,036
Diluted	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net income attributable to W. P. Carey	$209,538	$104,928	$127,678	$156,995	$99,562
Adjustments:
Depreciation and amortization of real property	140,157	131,628	114,333	114,646	134,149
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
(Gain) loss on sale of real estate, net	(5,845)	4,736	(31,119)	(11,248)	(9,511)
Gain on change in control of interests (a)	—	(33,931)	—	—	—
Impairment charges — Investment Management goodwill (b)	—	29,334	—	—	—
Proportionate share of adjustments to earnings from equity method investments (c) (d)	2,296	2,242	2,934	7,683	15,183
Proportionate share of adjustments for noncontrolling interests (e)	(294)	(189)	(4)	(4)	(4)
Total adjustments	149,048	133,820	92,350	131,256	147,762
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	358,586	238,748	220,028	288,251	247,324
Adjustments:
Other (gains) and losses (g)	(97,059)	15,020	21,746	(35,745)	28,461
Straight-line and other leasing and financing adjustments (h)	(14,766)	(14,326)	(14,492)	(10,847)	(53,380)
Stock-based compensation	9,739	5,511	9,758	7,833	6,091
Above- and below-market rent intangible lease amortization, net	8,652	11,186	10,548	11,004	15,082
Amortization of deferred financing costs	5,705	5,223	3,147	3,128	3,239
Tax (benefit) expense – deferred and other	(3,325)	1,163	(355)	(1,242)	(2,507)
Merger and other expenses (i)	2,058	17,667	1,984	(2,322)	(563)
Other amortization and non-cash items	490	359	530	552	560
Proportionate share of adjustments to earnings from equity method investments (d)	(319)	(2,156)	1,486	(1,781)	1,303
Proportionate share of adjustments for noncontrolling interests (e)	(85)	(673)	(6)	(5)	(5)
Total adjustments	(88,910)	38,974	34,346	(29,425)	(1,719)
AFFO Attributable to W. P. Carey (f)	$269,676	$277,722	$254,374	$258,826	$245,605

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$358,586	$238,748	$220,028	$288,251	$247,324
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.70	$1.17	$1.13	$1.50	$1.31
AFFO attributable to W. P. Carey (f)	$269,676	$277,722	$254,374	$258,826	$245,605
AFFO attributable to W. P. Carey per diluted share (f)	$1.29	$1.36	$1.31	$1.35	$1.30
Diluted weighted-average shares outstanding	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117
________
(a)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended December 31, 2022 is primarily comprised of net gains on foreign currency exchange rate movements of $57.9 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.
(h)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(i)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net income from Real Estate attributable to W. P. Carey	$210,142	$111,375	$123,228	$146,858	$94,634
Adjustments:
Depreciation and amortization of real property	140,157	131,628	114,333	114,646	134,149
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
(Gain) loss on sale of real estate, net	(5,845)	4,736	(31,119)	(11,248)	(9,511)
Gain on change in control of interests (a)	—	(11,405)	—	—	—
Proportionate share of adjustments to earnings from equity method investments (b) (c)	2,296	2,242	2,934	7,683	15,183
Proportionate share of adjustments for noncontrolling interests (d)	(294)	(189)	(4)	(4)	(4)
Total adjustments	149,048	127,012	92,350	131,256	147,762
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	359,190	238,387	215,578	278,114	242,396
Adjustments:

Other (gains) and losses (h)	(96,846)	13,960	20,155	(34,418)	27,131
Straight-line and other leasing and financing adjustments (g)	(14,766)	(14,326)	(14,492)	(10,847)	(53,380)
Stock-based compensation	9,739	5,511	9,758	7,833	6,091
Above- and below-market rent intangible lease amortization, net	8,652	11,186	10,548	11,004	15,082
Amortization of deferred financing costs	5,705	5,223	3,147	3,128	3,239
Tax (benefit) – deferred and other	(3,862)	(2,789)	(324)	(1,189)	(1,851)
Merger and other expenses (f)	2,058	17,667	1,984	(2,325)	(599)
Other amortization and non-cash items	490	359	530	552	560
Proportionate share of adjustments to earnings from equity method investments (c)	(320)	(938)	368	167	325
Proportionate share of adjustments for noncontrolling interests (d)	(85)	(673)	(6)	(5)	(5)
Total adjustments	(89,235)	35,180	31,668	(26,100)	(3,407)
AFFO Attributable to W. P. Carey – Real Estate (e)	$269,955	$273,567	$247,246	$252,014	$238,989

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$359,190	$238,387	$215,578	$278,114	$242,396
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.70	$1.17	$1.11	$1.45	$1.29
AFFO attributable to W. P. Carey – Real Estate (e)	$269,955	$273,567	$247,246	$252,014	$238,989
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.29	$1.34	$1.27	$1.31	$1.27
Diluted weighted-average shares outstanding	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117
________
(a)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(b)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended December 31, 2022 is primarily comprised of net gains on foreign currency exchange rate movements of $57.5 million and a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $38.6 million.
(g)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(h)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net (loss) income from Investment Management attributable to W. P. Carey	$(604)	$(6,447)	$4,450	$10,137	$4,928
Adjustments:
Impairment charges — Investment Management goodwill (a)	—	29,334	—	—	—
Gain on change in control of interests (b)	—	(22,526)	—	—	—
Total adjustments	—	6,808	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	(604)	361	4,450	10,137	4,928
Adjustments:
Tax expense (benefit) – deferred and other	537	3,952	(31)	(53)	(656)
Other (gains) and losses	(213)	1,060	1,591	(1,327)	1,330
Merger and other expenses	—	—	—	3	36
Proportionate share of adjustments to earnings from equity method investments (d)	1	(1,218)	1,118	(1,948)	978
Total adjustments	325	3,794	2,678	(3,325)	1,688
AFFO Attributable to W. P. Carey – Investment Management (c)	$(279)	$4,155	$7,128	$6,812	$6,616

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$(604)	$361	$4,450	$10,137	$4,928
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.02	$0.05	$0.02
AFFO attributable to W. P. Carey – Investment Management (c)	$(279)	$4,155	$7,128	$6,812	$6,616
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.02	$0.04	$0.04	$0.03
Diluted weighted-average shares outstanding	209,822,650	204,098,116	194,763,695	192,416,642	188,317,117
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2022.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,698	$(476)	$(9,023)	(c)
Income from direct financing leases and loans receivable	—	—	444
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,397	(21)	—
Student housing revenues	—	(159)	—
Other lease-related income	1	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,140	(295)	(142,063)	(d)
General and administrative	—	—	—
Reimbursable tenant costs	229	(80)	—
Property expenses, excluding reimbursable tenant costs	(424)	(32)	(394)	(e)
Impairment charges — real estate	—	—	(12,734)	(e)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	801	(21)	(27)
Student housing expenses	—	(75)	—
Stock-based compensation expense	—	—	(9,739)	(e)
Merger and other expenses	—	—	(2,058)	(f)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Other gains and (losses)	—	52	(97,110)	(g)
Interest expense	(108)	166	5,707	(h)
Non-operating income	1	(1)	—
Earnings from equity method investments:
Income related to joint ventures	(5,036)	—	2,044	(i)
Income related to our ownership in the Managed Programs	—	—	—
Gain on sale of real estate, net	—	—	(5,845)

Provision for income taxes	(207)	(11)	(3,094)	(j)
Net loss attributable to noncontrolling interests	—	(53)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $8.7 million and the elimination of non-cash amounts related to straight-line rent and other of $17.7 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily comprised of costs incurred in connection with the CPA:18 Merger.
(g)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(h)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Fourth Quarter 2022

Capital Expenditures
In thousands. For the three months ended December 31, 2022.

Tenant Improvements and Leasing Costs
Tenant improvements	$4,938
Leasing costs	1,221
Tenant Improvements and Leasing Costs	6,159

Maintenance Capital Expenditures
Net-lease properties	2,507
Operating properties	681
Maintenance Capital Expenditures	3,188

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$9,347

Non-Maintenance Capital Expenditures
Net-lease properties	$423
Operating properties	—
Non-Maintenance Capital Expenditures	$423

Other Capital Expenditures
Net-lease properties	$1,682
Operating properties	—
Other Capital Expenditures	$1,682

Investing for the long runTM | 13

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2022

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2022

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2022	2021
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,338,857	$11,791,734
Land, buildings and improvements — operating properties	1,095,892	83,673
Net investments in direct financing leases and loans receivable	771,761	813,577
In-place lease intangible assets and other	2,659,750	2,386,000
Above-market rent intangible assets	833,751	843,410
Investments in real estate	18,700,011	15,918,394
Accumulated depreciation and amortization (a)	(3,269,057)	(2,889,294)
Assets held for sale, net	57,944	8,269
Net investments in real estate	15,488,898	13,037,369
Equity method investments (b)	327,502	356,637
Cash and cash equivalents	167,996	165,427
Due from affiliates	919	1,826
Other assets, net	1,079,308	1,017,842
Goodwill	1,037,412	901,529
Total assets	$18,102,035	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,916,400	$5,701,913
Unsecured term loans, net	552,539	310,583
Unsecured revolving credit facility	276,392	410,596
Non-recourse mortgages, net	1,132,417	368,524
Debt, net	7,877,748	6,791,616
Accounts payable, accrued expenses and other liabilities	623,843	572,846
Below-market rent and other intangible liabilities, net	184,584	183,286
Deferred income taxes	178,959	145,572
Dividends payable	228,257	203,859
Total liabilities	9,093,391	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 210,620,949 and 190,013,751 shares, respectively, issued and outstanding	211	190
Additional paid-in capital	11,706,836	9,977,686
Distributions in excess of accumulated earnings	(2,486,633)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(283,780)	(221,670)
Total stockholders' equity	8,993,646	7,581,785
Noncontrolling interests	14,998	1,666
Total equity	9,008,644	7,583,451
Total liabilities and equity	$18,102,035	$15,480,630
________
(a)Includes $1.7 billion and $1.5 billion of accumulated depreciation on buildings and improvements as of December 31, 2022 and 2021, respectively, and $1.6 billion and $1.4 billion of accumulated amortization on lease intangibles as of December 31, 2022 and 2021, respectively.
(b)Our equity method investments in real estate totaled $325.3 million and $291.9 million as of December 31, 2022 and 2021, respectively. Our equity method investments in the Managed Programs totaled $2.2 million and $64.7 million as of December 31, 2022 and 2021, respectively.

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2022

Capitalization
In thousands, except share and per share amounts. As of December 31, 2022.

Description	Shares	Share Price	Market Value
Equity
Common equity	210,620,949	$78.15	$16,460,027
Preferred equity			—
Total Equity Market Capitalization			16,460,027

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,225,103
Unsecured term loans (due February 20, 2025)			554,014
Unsecured revolving credit facility (due February 20, 2025)			276,392
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			533,300
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			533,300
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			533,300
Due April 15, 2028 (EUR)			533,300
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			159,990
Due June 1, 2030 (EUR)			559,965
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			213,320
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,021,984

Total Capitalization			$24,482,011
________
(a)Excludes unamortized discount, net totaling $35.8 million and unamortized deferred financing costs totaling $26.0 million as of December 31, 2022.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2022

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2022.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$648,093	4.8%	$150,043	2.6%	$49,815	4.2%	$847,951	10.6%	4.4%	2.0
Variable:
Floating	25,680	4.6%	98,789	2.3%	83,497	6.5%	207,966	2.6%	4.3%	0.9
Swapped	34,918	4.7%	123,120	2.5%	—	—%	158,038	2.0%	3.0%	1.4
Capped	—	—%	11,148	3.8%	—	—%	11,148	0.1%	3.8%	0.6
Total Pro Rata Non-Recourse Debt	708,691	4.8%	383,100	2.5%	133,312	5.6%	1,225,103	15.3%	4.2%	1.7

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	6.2%	4.6%	1.3
Due July 19, 2024	—	—%	533,300	2.3%	—	—%	533,300	6.6%	2.3%	1.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.7%	4.0%	2.1
Due April 9, 2026	—	—%	533,300	2.3%	—	—%	533,300	6.6%	2.3%	3.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.4%	4.3%	3.8
Due April 15, 2027	—	—%	533,300	2.1%	—	—%	533,300	6.6%	2.1%	4.3
Due April 15, 2028	—	—%	533,300	1.4%	—	—%	533,300	6.6%	1.4%	5.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.1%	3.9%	6.5
Due September 28, 2029	—	—%	159,990	3.4%	—	—%	159,990	2.0%	3.4%	6.7
Due June 1, 2030	—	—%	559,965	1.0%	—	—%	559,965	7.0%	1.0%	7.4
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.2%	2.4%	8.1
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.4%	2.5%	9.1
Due September 28, 2032	—	—%	213,320	3.7%	—	—%	213,320	2.7%	3.7%	9.8
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.3%	2.3%	10.3
Total Senior Unsecured Notes	2,900,000	3.4%	3,066,475	2.0%	—	—%	5,966,475	74.4%	2.7%	5.3
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	229,319	2.9%	324,695	4.3%	554,014	6.9%	3.7%	2.1
Unsecured revolving credit facility (due February 20, 2025) (e) (f)	—	—%	258,117	2.7%	18,275	0.8%	276,392	3.4%	2.6%	2.1
Total Recourse Debt	2,900,000	3.4%	3,553,911	2.1%	342,970	4.1%	6,796,881	84.7%	2.8%	4.9

Total Pro Rata Debt Outstanding	$3,608,691	3.7%	$3,937,011	2.1%	$476,282	4.6%	$8,021,984	100.0%	3.0%	4.4
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $35.8 million and unamortized deferred financing costs totaling $26.0 million as of December 31, 2022.
(d)We incurred interest at SONIA plus 0.85% or EURIBOR plus 0.85% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.775% or TIBOR plus 0.775%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.5 billion as of December 31, 2022.
(f)In January 2023, we amended our credit facility to transition from LIBOR to SOFR.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2022

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2022.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2023	26	$59,790	3.9%	$427,307	$431,933	5.4%
2024	52	36,710	4.0%	254,997	263,583	3.3%
2025	47	36,579	4.4%	366,784	385,648	4.8%
2026	20	17,651	4.9%	96,945	116,969	1.5%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,054	6.0%	—	2,921	—%
2039	1	719	5.3%	—	2,599	—%
Total Pro Rata Non-Recourse Debt	148	$152,503	4.2%	$1,167,483	1,225,103	15.3%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	6.2%
Due July 19, 2024 (EUR)			2.3%		533,300	6.6%
Due February 1, 2025 (USD)			4.0%		450,000	5.7%
Due April 9, 2026 (EUR)			2.3%		533,300	6.6%
Due October 1, 2026 (USD)			4.3%		350,000	4.4%
Due April 15, 2027 (EUR)			2.1%		533,300	6.6%
Due April 15, 2028 (EUR)			1.4%		533,300	6.6%
Due July 15, 2029 (USD)			3.9%		325,000	4.1%
Due September 28, 2029 (EUR)			3.4%		159,990	2.0%
Due June 1, 2030 (EUR)			1.0%		559,965	7.0%
Due February 1, 2031 (USD)			2.4%		500,000	6.2%
Due February 1, 2032 (USD)			2.5%		350,000	4.4%
Due September 28, 2032 (EUR)			3.7%		213,320	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	5.3%
Total Senior Unsecured Notes			2.7%		5,966,475	74.4%
Variable:
Unsecured term loans (due February 20, 2025) (d)			3.7%		554,014	6.9%
Unsecured revolving credit facility (due February 20, 2025) (e) (f)			2.6%		276,392	3.4%
Total Recourse Debt			2.8%		6,796,881	84.7%

Total Pro Rata Debt Outstanding			3.0%		$8,021,984	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $35.8 million and unamortized deferred financing costs totaling $26.0 million as of December 31, 2022.
(d)We incurred interest at SONIA plus 0.85% or EURIBOR plus 0.85% on our Unsecured term loans.
(e)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at LIBOR plus 0.775% or TIBOR plus 0.775%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.5 billion as of December 31, 2022.
(f)In January 2023, we amended our credit facility to transition from LIBOR to SOFR.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2022

Senior Unsecured Notes
As of December 31, 2022.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s (a)	BBB+	Stable	BBB+
________
(a)In January 2023, Standard & Poor’s Ratings Services upgraded our issuer credit rating and issue-level rating on our unsecured notes from BBB with a positive outlook, to BBB+ with a stable outlook.

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2022
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	39.6%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	5.7%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.5x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	243.4%

Investing for the long runTM | 19

W. P. Carey Inc.
Real Estate
Fourth Quarter 2022

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Dec. 31, 2022	Total Funded Through Dec. 31, 2022	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Berry Global Inc. (2 properties)	Various, USA	Renovation	Industrial	Q1 2023	N/A	17	$—	$—	$20,000	$20,000
COOP Danmark A/S (c) (d)	Klarup, Denmark	Purchase Commitment	Retail	Q2 2023	11,055	15	—	—	3,425	3,425
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	2,288	7,272	474	7,746
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q3 2023	120,000	10	—	—	26,552	26,552
Unchained Labs, LLC	Pleasanton, CA	Redevelopment	Laboratory	Q3 2023	N/A	16	2,471	2,471	11,426	13,897
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (c)	Various, Germany	Renovation	Retail	Q3 2023	N/A	14	—	—	2,240	2,240
Hexagon Composites ASA	Salisbury, NC	Expansion	Industrial	Q4 2023	113,000	15	—	—	13,800	13,800
Expected Completion Date 2023 Total					244,055	16	4,759	9,743	77,917	87,660

National Coatings & Supplies, Inc.	Nashville, TN	Expansion	Warehouse	Q1 2024	13,500	17	—	—	2,100	2,100
Fraikin SAS (c)	Various, France	Renovation	Industrial	Q4 2024	N/A	17	—	—	7,360	7,360
Expected Completion Date 2024 Total					13,500	17	—	—	9,460	9,460

Capital Investments and Commitments Total					257,555	16	$4,759	$9,743	$87,377	$97,120
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Commitment amounts are based on the applicable exchange rate at period end.
(d)Property is expected to be acquired upon completion of renovations.

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the year ended December 31, 2022.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q22
Balcan Innovations Inc.	Pleasant Prairie, WI	Industrial	Jan-22	$20,024	Sale-leaseback	20	175,168
Memora Servicios Funerarios S.L (26 properties) (b)	Various, Spain	Funeral Home	Feb-22	146,364	Sale-leaseback	30	370,204
COOP Danmark A/S (8 properties) (b)	Various, Denmark	Retail	Feb-22	33,976	Sale-leaseback	15	121,263
Metra S.p.A. (b)	Laval, Canada	Industrial	Feb-22	21,459	Sale-leaseback	25	162,600
Chattem, Inc. (c)	Chattanooga, TN	Warehouse	Mar-22	43,198	Acquisition	7	689,450
Orgill, Inc.	Hurricane, UT	Warehouse	Mar-22	20,000	Expansion	20	427,680
Jumbo Food Groep B.V. (b)	Breda, Netherlands	Warehouse	Mar-22	4,721	Expansion	14	41,893
1Q22 Total				289,742		23	1,988,258

2Q22
Henkel AG & Co.	Bowling Green, KY	Warehouse	Apr-22	69,475	Renovation	15	N/A
Innophos Holdings, Inc. (6 properties)	Various, United States (4 properties), Canada (1 property), and Mexico (1 property)	Industrial	Apr-22; May-22	80,595	Sale-leaseback	25	1,169,654
Highline Warren LLC (6 properties)	Various, United States	Industrial; Warehouse	May-22	110,381	Sale-leaseback	24	1,578,198
COOP Danmark A/S (10 properties) (b)	Various, Denmark	Retail	Jun-22	42,635	Sale-leaseback	15	163,000
CentroMotion	Medina, OH	Industrial	Jun-22	28,913	Sale-leaseback	20	368,465
Turkey Hill, LLC (2 properties)	Searcy, AR and Conestoga, PA	Industrial	Jun-22	10,000	Renovation	25	N/A
Van Mossel Automotive (5 properties) (b) (d)	Various, Belgium	Retail	Jun-22	19,795	Sale-leaseback	17	125,755
Greenyard NV (b)	Bree, Belgium	Warehouse	Jun-22	96,697	Sale-leaseback	20	1,876,456
2Q22 Total				458,491		21	5,281,528

3Q22
Upfield Group B.V. (b)	Wageningen, Netherlands	Research and Development	Jul-22	25,390	Build-to-Suit	20	63,762
Eroski Sociedad Cooperativa (5 properties) (b)	Various, Spain	Retail	Jul-22	19,894	Sale-leaseback	15	109,179
Hearthside Food Solutions, LLC (18 properties)	Various, United States	Industrial; Warehouse	Jul-22	262,061	Sale-leaseback	20	3,432,354
COOP Danmark A/S (8 properties) (b)	Various, Denmark	Retail	Aug-22; Sep-22	29,644	Sale-leaseback	15	149,984
Ontex BVBA (b)	Radomsko, Poland	Industrial	Aug-22	22,914	Expansion	20	463,816
True Value Company, LLC	Westlake, OH	Warehouse	Aug-22	29,517	Sale-leaseback	20	392,400
Transcendia Holdings, Inc. (3 properties)	Hebron and Strongsville, OH; and Scarborough, Canada	Industrial; Warehouse	Aug-22	20,111	Sale-leaseback	20	389,693
Bowl New England, Inc. (2 properties)	Clifton Park, NY and West Des Moines, IA	Specialty	Aug-22	23,317	Sale-leaseback	20	87,642
CentroMotion (b)	Orzinuovi, Italy	Industrial	Aug-22	14,033	Sale-leaseback	20	155,355
3Q22 Total				446,881		20	5,244,185

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2022.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
4Q22
COOP Danmark A/S (4 properties) (b)	Various, Denmark	Retail	Nov-22	15,553	Sale-leaseback	15	45,197
Alta Enterprises LLC (19 properties)	Various, United States	Industrial	Dec-22	63,006	Acquisition	15	678,507
FCA US LLC	Romulus, MI	Warehouse	Dec-22	36,569	Acquisition	10	500,023
Hexagon Composites ASA (e)	Salisbury, NC	Industrial	Dec-22	16,412	Sale-leaseback	15	204,142
Outfront Media, LLC (2 properties)	West Chester, PA and Flemington, NJ	Outdoor Advertising	Various	2,695	Acquisition; Build-to-Suit	30	N/A
4Q22 Total				134,235		14	1,427,869

Year-to-Date Total				1,329,349		20	13,941,840

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (f)	Las Vegas, NV	Retail	$24,285	$89,454	Q4 2023	$193,168	$261,887
Total				89,454

Year-to-Date Total Investment Volume				$1,418,803

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)We also committed to fund an additional $26.6 million for an expansion at this facility, which is expected to be completed in the third quarter of 2023.
(d)This investment is accounted for as a loan receivable within Net investments in direct financing leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(e)We also committed to fund an additional $13.8 million for an expansion at this facility, which is expected to be completed in the fourth quarter of 2023.
(f)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2022.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q22
Vacant	Flora, MS	$5,500	Jan-22	Warehouse	102,498
Barnes & Noble, Inc.	Braintree, MA	13,800	Feb-22	Retail	19,661
Pendragon PLC (3 properties) (a)	Ardrossan, Blackpool and Stourbridge, United Kingdom	3,234	Mar-22	Retail	36,199
Vacant	Anchorage, AK	4,075	Mar-22	Warehouse	40,512
1Q22 Total		26,609			198,870

2Q22
Pendragon PLC (2 properties) (a)	Livingston and Stoke-on-Trent, United Kingdom	3,275	Apr-22	Retail	29,678
Barrett Steel Limited (a)	Newbridge, United Kingdom	17,444	Apr-22	Warehouse	213,394
Plastic Technology Holdings, LLC	Baraboo, WI	18,650	Apr-22	Industrial	615,048
Vacant	Waterford Township, MI	3,690	Apr-22	Retail	103,018
Vacant (a)	Kotka, Finland	1,689	May-22	Warehouse	150,884
TNT Crust Parent, LLC (2 properties)	St. Charles, MO and Green Bay, WI	48,000	Jun-22	Industrial	176,993
2Q22 Total		92,748			1,289,015

3Q22
Vacant	Pittsburgh, PA	5,600	Aug-22	Industrial	146,103
Royal Vopak NV (a)	Rotterdam, Netherlands	44,855	Aug-22	Office	153,400
Vacant	Clinton, NJ	6,288	Sep-22	Office	292,000
3Q22 Total		56,743			591,503

4Q22
Vacant	Bedford, TX	3,424	Oct-22	Fitness Facility	46,658
Pendragon PLC (2 properties) (a)	Stockton-on-Tees and Kirkcaldy, United Kingdom	4,462	Oct-22; Dec-22	Retail	38,981
Vacant (a)	Mauves-sur-Loire, France	374	Nov-22	Industrial	5,792
Apply Sorco AS (a)	Stavanger, Norway	55,572	Dec-22	Office	199,504
Vacant	Lenexa, KS	3,800	Dec-22	Industrial	130,094
4Q22 Total		67,632			421,029

Year-to-Date Total Dispositions		$243,732			2,500,417
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Joint Ventures
Dollars in thousands. As of December 31, 2022.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	105,839	13,995	74,088	9,797
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures Post-Merger			248,839	13,995	95,538	9,797

Consolidated Joint Ventures
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	58,669	8,193	55,677	7,775
COOP Ost SA (e)	Net lease	90.10%	55,289	6,650	49,815	5,991
Swansea, United Kingdom Student Housing (e)	Student housing operating	97.00%	42,976	N/A	41,687	N/A
Austin, TX Student Housing	Student housing operating	90.00%	28,533	N/A	25,680	N/A
State of Iowa Board of Regents	Net lease	90.00%	6,205	4,258	5,585	3,833
McCoy-Rockford, Inc.	Net lease	90.00%	—	932	—	839
Total Consolidated Joint Ventures			191,672	20,033	178,444	18,438
Total Unconsolidated and Consolidated Joint Ventures			$440,511	$34,028	$273,982	$28,235
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $1.2 million and unamortized deferred financing costs totaling $0.5 million as of December 31, 2022.
(c)Excludes unamortized discount, net totaling $1.0 million and unamortized deferred financing costs totaling less than $0.1 million as of December 31, 2022.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2022.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	2.8%	1.3
State of Andalucía (a)	Government office properties in Spain	70	29,271	2.1%	12.0
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,512	2.0%	5.8
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	35	27,250	2.0%	14.2
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	22,957	1.7%	21.3
OBI Group (a)	Do-it-yourself retail properties in Poland	26	22,266	1.6%	7.8
Marriott Corporation (b)	Net lease hotel properties in the U.S.	18	21,350	1.6%	1.0
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	20,981	1.5%	20.7
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	29	19,851	1.4%	10.1
Eroski Sociedad Cooperativa (a)	Grocery stores and warehouses in Spain	63	19,705	1.4%	13.2
Total (c)		369	$249,894	18.1%	10.1
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)ABR for this tenant includes $16.1 million from a lease that expired in January 2023. Upon lease expiration, these properties were converted from net lease properties to operating properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2022.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$293,225	21.2%	51,486	29.3%
Warehouse	211,138	15.3%	42,817	24.3%
Office	150,309	10.9%	10,149	5.8%
Retail (b)	46,887	3.4%	2,800	1.6%
Self Storage (net lease)	61,708	4.5%	5,810	3.3%
Other (c)	112,226	8.1%	5,697	3.2%
U.S. Total	875,493	63.4%	118,759	67.5%

International
Industrial	73,552	5.3%	11,035	6.3%
Warehouse	122,575	8.8%	20,375	11.6%
Office	89,632	6.5%	6,554	3.7%
Retail (b)	184,952	13.4%	17,490	9.9%
Self Storage (net lease)	—	—%	—	—%
Other (c)	35,695	2.6%	1,744	1.0%
International Total	506,406	36.6%	57,198	32.5%

Total
Industrial	366,777	26.5%	62,521	35.6%
Warehouse	333,713	24.1%	63,192	35.9%
Office	239,941	17.4%	16,703	9.5%
Retail (b)	231,839	16.8%	20,290	11.5%
Self Storage (net lease)	61,708	4.5%	5,810	3.3%
Other (c)	147,921	10.7%	7,441	4.2%
Total (d)	$1,381,899	100.0%	175,957	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: hotel (net lease), education facility, laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land and parking.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2022.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$283,868	20.5%	36,457	20.7%
Consumer Services	110,969	8.0%	8,067	4.6%
Beverage and Food	105,906	7.7%	15,759	9.0%
Automotive	85,966	6.2%	13,477	7.7%
Grocery	79,516	5.8%	8,363	4.8%
Cargo Transportation	63,473	4.6%	9,550	5.4%
Hotel and Leisure	57,132	4.1%	3,060	1.7%
Healthcare and Pharmaceuticals	55,806	4.0%	5,557	3.2%
Capital Equipment	55,593	4.0%	8,459	4.8%
Business Services	48,375	3.5%	4,113	2.3%
Containers, Packaging, and Glass	46,942	3.4%	8,266	4.7%
Durable Consumer Goods	46,761	3.4%	10,300	5.9%
Construction and Building	46,583	3.4%	9,235	5.2%
Sovereign and Public Finance	42,578	3.1%	3,560	2.0%
High Tech Industries	36,027	2.6%	3,574	2.0%
Insurance	30,862	2.2%	2,024	1.1%
Chemicals, Plastics, and Rubber	29,935	2.2%	5,254	3.0%
Non-Durable Consumer Goods	26,374	1.9%	6,244	3.5%
Banking	23,894	1.7%	1,426	0.8%
Metals	18,673	1.4%	3,259	1.9%
Telecommunications	16,839	1.2%	1,686	1.0%
Other (b)	69,827	5.1%	8,267	4.7%
Total (c)	$1,381,899	100.0%	175,957	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: media: broadcasting and subscription, aerospace and defense, wholesale, media: advertising, printing, and publishing, oil and gas, utilities: electric, environmental industries, consumer transportation, forest products and paper, electricity and real estate. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2022.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$115,176	8.3%	12,609	7.2%
Florida	54,064	3.9%	4,544	2.6%
Georgia	28,411	2.1%	4,721	2.7%
Tennessee	25,545	1.8%	4,136	2.3%
Alabama	20,072	1.5%	3,334	1.9%
Other (b)	14,529	1.1%	2,237	1.3%
Total South	257,797	18.7%	31,581	18.0%
Midwest
Illinois	75,252	5.5%	10,864	6.2%
Minnesota	34,977	2.5%	3,686	2.1%
Indiana	29,312	2.1%	5,222	3.0%
Michigan	28,311	2.1%	4,705	2.7%
Ohio	28,303	2.0%	6,181	3.5%
Wisconsin	18,126	1.3%	3,276	1.8%
Other (b)	42,430	3.1%	6,230	3.5%
Total Midwest	256,711	18.6%	40,164	22.8%
East
North Carolina	38,333	2.8%	8,302	4.7%
Pennsylvania	32,169	2.3%	3,527	2.0%
New York	19,373	1.4%	2,257	1.3%
Kentucky	18,638	1.4%	3,063	1.7%
South Carolina	18,556	1.3%	4,949	2.8%
Massachusetts	18,209	1.3%	1,387	0.8%
New Jersey	15,735	1.1%	943	0.5%
Virginia	14,652	1.1%	1,854	1.1%
Other (b)	25,029	1.8%	3,884	2.2%
Total East	200,694	14.5%	30,166	17.1%
West
California	64,977	4.7%	6,417	3.6%
Arizona	30,417	2.2%	3,437	2.0%
Other (b)	64,897	4.7%	6,994	4.0%
Total West	160,291	11.6%	16,848	9.6%
U.S. Total	875,493	63.4%	118,759	67.5%
International
Germany	71,304	5.2%	7,020	4.0%
Spain	63,779	4.6%	5,187	3.0%
Poland	63,552	4.6%	8,631	4.9%
The Netherlands	55,666	4.0%	7,054	4.0%
United Kingdom	51,977	3.8%	4,766	2.7%
Italy	26,884	1.9%	2,541	1.4%
Denmark	23,526	1.7%	3,039	1.7%
France	19,920	1.4%	1,679	1.0%
Croatia	19,475	1.4%	2,063	1.2%
Canada	16,337	1.2%	2,492	1.4%
Norway	15,533	1.1%	753	0.4%
Other (c)	78,453	5.7%	11,973	6.8%
International Total	506,406	36.6%	57,198	32.5%
Total (d)	$1,381,899	100.0%	175,957	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Iowa, Missouri, Kansas, Nebraska, South Dakota and North Dakota. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Utah, Oregon, Colorado, Washington, Nevada, Hawaii, Idaho, New Mexico, Wyoming and Montana.
(c)Includes assets in Lithuania, Mexico, Finland, Belgium, Hungary, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Japan, Latvia and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2022.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$511,987	37.1%	55,043	31.3%
Capped CPI	254,488	18.4%	36,118	20.5%
CPI-linked	766,475	55.5%	91,161	51.8%
Fixed	552,719	40.0%	78,705	44.7%
Other (a)	49,044	3.5%	3,373	1.9%
None	13,661	1.0%	637	0.4%
Vacant	—	—%	2,081	1.2%
Total (b)	$1,381,899	100.0%	175,957	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from December 31, 2021 to December 31, 2022. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. Excludes leases for properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2022.

	ABR
	As of
	Dec. 31, 2022	Dec. 31, 2021	Increase	% Increase
Property Type
Industrial	$301,217	$289,960	$11,257	3.9%
Warehouse	277,483	269,266	8,217	3.1%
Office	196,898	192,527	4,371	2.3%
Retail (a)	214,202	206,026	8,176	4.0%
Self Storage (net lease)	61,708	59,438	2,270	3.8%
Other (b)	107,383	103,495	3,888	3.8%
Total	$1,158,891	$1,120,712	$38,179	3.4%

Rent Adjustment Measure
Uncapped CPI	$454,124	$432,560	$21,564	5.0%
Capped CPI	225,503	218,400	7,103	3.3%
CPI-linked	679,627	650,960	28,667	4.4%
Fixed	416,874	409,631	7,243	1.8%
Other (c)	49,044	46,775	2,269	4.9%
None	13,346	13,346	—	—%
Total	$1,158,891	$1,120,712	$38,179	3.4%

Geography
U.S.	$730,483	$708,629	$21,854	3.1%
Europe	405,600	390,109	15,491	4.0%
Other International (d)	22,808	21,974	834	3.8%
Total	$1,158,891	$1,120,712	$38,179	3.4%

Same Store Portfolio Summary
Number of properties	1,224
Square footage (in thousands)	141,885

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended December 31, 2021 through December 31, 2022 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. Excludes properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2022. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	Increase	% Increase
Property Type
Industrial	$71,959	$70,999	$960	1.4%
Warehouse	68,762	66,775	1,987	3.0%
Office	51,326	52,605	(1,279)	(2.4)%
Retail (a)	48,903	47,825	1,078	2.3%
Self Storage (net lease)	15,401	14,834	567	3.8%
Other (b)	30,204	30,697	(493)	(1.6)%
Total	$286,555	$283,735	$2,820	1.0%

Rent Adjustment Measure
Uncapped CPI	$110,087	$109,795	$292	0.3%
Capped CPI	54,357	54,710	(353)	(0.6)%
CPI-linked	164,444	164,505	(61)	—%
Fixed	106,604	104,673	1,931	1.8%
Other (c)	12,011	11,432	579	5.1%
None	3,496	3,125	371	11.9%
Total	$286,555	$283,735	$2,820	1.0%

Geography
U.S.	$187,128	$186,783	$345	0.2%
Europe	93,280	90,995	2,285	2.5%
Other International (d)	6,147	5,957	190	3.2%
Total	$286,555	$283,735	$2,820	1.0%

Same Store Portfolio Summary
Number of properties	1,218
Square footage (in thousands)	144,915

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$347,636	$305,093
Income from direct financing leases and loans receivable	17,472	15,637
Less: Reimbursable tenant costs – as reported	(21,084)	(16,475)
Less: Income from secured loans receivable	(1,191)	(1,163)
	342,833	303,092

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,448	5,322
Less: Pro rata share of adjustments for noncontrolling interests	(395)	(22)
	5,053	5,300

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,766)	(15,605)
Add: Above- and below-market rent intangible lease amortization	8,652	15,082
Less: Adjustments for pro rata ownership	(2,464)	30
	(8,578)	(493)

Adjustment to normalize for (i) properties not continuously owned since October 1, 2021 and (ii) constant currency presentation for prior year quarter (e)	(52,753)	(24,164)

Same Store Pro Rata Rental Income	$286,555	$283,735
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land and parking.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended December 31, 2021 through December 31, 2022. In addition, for the three months ended December 31, 2021, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2022 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Leasing Activity
For the three months ended December 31, 2022, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	1,890,034	4	$7,435	$9,069	122.0%	$5,871	$2,200	11.4 years
Warehouse	895,264	2	3,691	4,176	113.1%	206	200	3.0 years
Office	199,140	2	3,168	2,633	83.1%	3,149	977	7.9 years
Retail	113,570	1	1,000	1,000	100.0%	—	—	5.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	3,098,008	9	$15,294	$16,878	110.4%	$9,226	$3,377	8.3 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			1.1%

_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2022.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2023 (b)	36	30	$54,228	3.9%	5,500	3.1%
2024 (c)	41	35	90,330	6.6%	11,230	6.4%
2025	53	32	61,241	4.4%	7,068	4.0%
2026	46	36	64,074	4.7%	9,081	5.1%
2027	57	33	82,953	6.0%	8,906	5.1%
2028	46	28	69,298	5.0%	5,589	3.2%
2029	57	29	68,802	5.0%	8,337	4.7%
2030	34	29	73,128	5.3%	6,165	3.5%
2031	37	21	70,249	5.1%	8,749	5.0%
2032	41	22	44,204	3.2%	6,200	3.5%
2033	31	24	81,864	5.9%	11,377	6.5%
2034	49	18	83,347	6.0%	8,638	4.9%
2035	14	14	29,388	2.1%	4,957	2.8%
2036	49	19	84,795	6.1%	13,524	7.7%
Thereafter (>2036)	261	107	423,998	30.7%	58,555	33.3%
Vacant	—	—	—	—%	2,081	1.2%
Total (d)	852		$1,381,899	100.0%	175,957	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $16.1 million from a tenant (Marriott Corporation) with a lease that expired in January 2023. Upon lease expiration, these properties were converted from net lease properties to operating properties.
(c)Includes ABR of $38.8 million from a tenant (U-Haul Moving Partners, Inc. and Mercury Partners, LP) that holds an option to repurchase the 78 properties it is leasing in April 2024. There can be no assurance that such repurchase will be completed.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2022

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of December 31, 2022.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,951	1,851	29.7%	92.1%
Texas	12	6,884	843	13.5%	87.3%
California	10	6,582	859	13.8%	92.9%
Illinois	10	4,797	665	10.7%	88.6%
South Carolina	6	3,708	412	6.6%	93.5%
Georgia	5	2,051	250	4.0%	89.5%
North Carolina	4	2,833	322	5.2%	94.5%
Nevada	3	2,422	243	3.9%	92.4%
Delaware	3	1,678	241	3.9%	94.7%
Hawaii	2	956	95	1.5%	94.2%
Washington, DC	1	880	67	1.1%	95.5%
New York	1	792	61	1.0%	81.3%
Kentucky	1	764	121	1.9%	92.3%
Louisiana	1	541	59	1.0%	76.0%
Massachusetts	1	482	58	0.9%	94.7%
Oregon	1	442	40	0.6%	96.3%
Missouri	1	330	41	0.7%	43.7%
Total (a)	84	52,093	6,228	100.0%	91.0%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2022

Investing for the long runTM | 37

W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$347,636
Income from direct financing leases and loans receivable	17,472
Less: Income from secured loans receivable	(1,191)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	21,084
Non-reimbursable property expenses – as reported	13,879
328,954

Plus: NOI from Operating Properties
Self-storage revenues	23,280
Self-storage expenses	(7,497)
15,783

Hotel revenues	2,943
Hotel expenses	(2,547)
396

Student housing and other revenues	2,728
Student housing and other expenses	(1,675)
1,053

346,186

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	5,046
Less: Pro rata share of NOI attributable to noncontrolling interests	(488)
4,558

350,744

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(14,766)
Add: Above- and below-market rent intangible lease amortization	8,652
Add: Other non-cash items	420
(5,694)

Pro Rata Cash NOI (b)	345,050

Adjustment to normalize for intra-period acquisition volume and dispositions (c)	1,120

Normalized Pro Rata Cash NOI (b)	$346,170

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2022
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$210,142
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	234,690
Less: Property expenses, excluding reimbursable tenant costs – as reported	(13,879)
Less: Operating property expenses – as reported	(11,719)
209,092

Adjustments for Other Consolidated Revenues and Expenses:
Less: Other lease-related income – as reported	(8,083)
Less: Reimbursable property expenses – as reported	(21,084)
Add: Other income and (expenses)	(47,563)
Add: Provision for income taxes	4,908
(71,822)

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(14,766)
Add: Above- and below-market rent intangible lease amortization	8,652
Add: Adjustments for pro rata ownership	4,546
Less: Income from secured loans receivable	(1,191)
Adjustment to normalize for intra-period acquisition volume and dispositions (c)	1,120
Add: Property expenses, excluding reimbursable tenant costs, non-cash	397
(1,242)

Normalized Pro Rata Cash NOI (b)	$346,170
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(c)For properties acquired and capital investments and commitments completed during the three months ended December 31, 2022, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2022, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the long runTM | 39

W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net income	$209,503	$104,268	$127,718	$156,993	$99,612

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	140,749	132,181	115,080	115,393	135,662
Other (gains) and losses (b)	(97,059)	15,020	21,746	(35,745)	28,461
Interest expense	67,668	59,022	46,417	46,053	47,208
Straight-line and other leasing and financing adjustments (c) (d)	(14,766)	(14,326)	(14,492)	(10,847)	(53,380)
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
Stock-based compensation expense	9,739	5,511	9,758	7,833	6,091
Provision for income taxes	6,126	8,263	6,252	7,083	5,052
Above- and below-market rent intangible lease amortization	8,652	11,186	10,548	11,004	15,082
(Gain) loss on sale of real estate, net	(5,845)	4,736	(31,119)	(11,248)	(9,511)
Merger and other expenses (e)	2,058	17,667	1,984	(2,322)	(563)
Other amortization and non-cash charges	399	349	353	379	385
Gain on change in control of interests (f)	—	(33,931)	—	—	—
Impairment charges — Investment Management goodwill (g)	—	29,334	—	—	—
	130,455	235,012	172,733	147,762	182,432

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (h)	2,076	2,124	4,329	9,426	16,136
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(511)	(308)	(23)	(23)	(23)
	1,565	1,816	4,306	9,403	16,113
Equity Method Investment in WLT: (i)
Add: Loss from equity method investment in WLT	—	—	—	—	926
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	—	—	926
Equity Method Investments in the Managed Programs: (j)
Less: Income from equity method investments in the Managed Programs	—	(1,512)	(59)	(2,972)	(50)
Add: Distributions received from equity method investments in the Managed Programs	—	535	535	520	2,142
	—	(977)	476	(2,452)	2,092
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (k)	—	7,456	—	—	—
Adjusted EBITDA (l)	$341,523	$347,575	$305,233	$311,706	$301,175
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(g)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

(h)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(i)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets.
(j)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(k)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(l)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net income from Real Estate	$210,107	$110,715	$123,268	$146,856	$94,684

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	140,749	132,181	115,080	115,393	135,662
Other (gains) and losses (b)	(96,846)	13,960	20,155	(34,418)	27,131
Interest expense	67,668	59,022	46,417	46,053	47,208
Straight-line and other leasing and financing adjustments (c) (d)	(14,766)	(14,326)	(14,492)	(10,847)	(53,380)
Impairment charges — real estate	12,734	—	6,206	20,179	7,945
Stock-based compensation expense	9,739	5,511	9,758	7,833	6,091
Above- and below-market rent intangible lease amortization	8,652	11,186	10,548	11,004	15,082
Provision for income taxes	4,908	3,631	5,955	6,913	5,331
(Gain) loss on sale of real estate, net	(5,845)	4,736	(31,119)	(11,248)	(9,511)
Merger and other expenses (e)	2,058	17,667	1,984	(2,325)	(599)
Other amortization and non-cash charges	399	349	353	379	385
Gain on change in control of interests (f)	—	(11,405)	—	—	—
	129,450	222,512	170,845	148,916	181,345

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (g)	2,076	2,124	4,329	9,426	16,136
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(511)	(308)	(23)	(23)	(23)
	1,565	1,816	4,306	9,403	16,113
Equity Method Investment in WLT: (h)
Add: Loss from equity method investment in WLT	—	—	—	—	926
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	—	—	—	—	926
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (i)	—	11,892	—	—	—
Adjusted EBITDA – Real Estate (j)	$341,122	$346,935	$298,419	$305,175	$293,068
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(f)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(g)Amounts for the three months ended March 31, 2022 and December 31, 2021 include non-cash impairment charges of $4.6 million and $13.2 million, respectively, recognized on certain equity method investments in real estate.
(h)We recorded income and distributions from our equity method investment in WLT on a one quarter lag. In January 2022, we reclassified our equity investment in WLT to equity securities at fair value within Other assets, net on our consolidated balance sheets.
(i)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.
(j)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net (loss) income from Investment Management	$(604)	$(6,447)	$4,450	$10,137	$4,928

Adjustments to Derive Adjusted EBITDA (a)
Provision for (benefit from) income taxes	1,218	4,632	297	170	(279)
Other (gains) and losses (b)	(213)	1,060	1,591	(1,327)	1,330
Impairment charges — Investment Management goodwill (c)	—	29,334	—	—	—
Gain on change in control of interests (d)	—	(22,526)	—	—	—
Merger and other expenses	—	—	—	3	36
	1,005	12,500	1,888	(1,154)	1,087

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (e)
Less: Income from equity method investments in the Managed Programs	—	(1,512)	(59)	(2,972)	(50)
Add: Distributions received from equity method investments in the Managed Programs	—	535	535	520	2,142
	—	(977)	476	(2,452)	2,092
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	—	(4,436)	—	—	—
Adjusted EBITDA – Investment Management (g)	$401	$640	$6,814	$6,531	$8,107
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(e)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Distributions for the three months ended December 31, 2021 included a special distribution from CPA:18 – Global totaling $1.6 million.
(f)The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2022

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of December 31, 2022 is equal to $206.5 million, comprised of interest expense calculated in accordance with GAAP ($219.2 million), plus capitalized interest ($1.3 million) and other non-cash amortization expense (less than $0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($17.2 million), adjusted for pro rata ownership ($3.2 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2022. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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